Exhibit 99.2

One City Centre

1021 Main Street, Suite 1960

Houston, TX 77002

Telephone: (713) 337-4077

FOXO Technologies Inc. to

Become Publicly Traded via Business Combination with
Delwinds Insurance Acquisition Corp.

Company Participants

Andrew J. Poole, Chairman & CEO, Delwinds Insurance Acquisition Corp.

Jon Sabes, Founder & CEO, FOXO Technologies Inc.

Management Discussion Section

Operator

Good morning, ladies and gentlemen. Thank you for standing by, and welcome to the FOXO Technologies and Delwinds Insurance Acquisition Corp. Investor Conference Call and Webcast. We appreciate everyone joining us today.

Please note that the press release issued and related SEC documents can be found on the Delwinds website at www.delwinds.com/investors. In addition, the investor presentation that will be referenced as part of today’s discussion has been posted on Delwinds’ website and is available for download. Please review the disclaimers included in the investor presentation.

Today’s presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any equity, debt or other financial instruments of FOXO or Delwinds Insurance Acquisition Corp. or any of FOXO or Delwinds’ affiliate securities as such terms are defined under U.S. Federal Securities Laws.

The investor presentation has been prepared to assist interested parties in making their own evaluation of the proposed investment and for no other purpose. The information contained herein does not purport to be all inclusive. The presentation includes non-GAAP financial measures such as forecasted Revenues and Earnings before Interest, Taxes, Depreciation and Amortization referred to as EBITDA. Please refer to the corresponding investor presentation for more detail regarding non-GAAP financial measures.

Non-GAAP financial measures should not be considered as alternatives to Generally Accepted Accounting Standards or GAAP measures such as net income or any other GAAP measures of liquidity or financial performance.

In connection with the proposed transaction, Delwinds will file with the Securities and Exchange Commission a registration statement on Form S-4, which will include a prospectus with respect to the securities to be issued to Delwinds shareholders in connection with the proposed business combination with FOXO and a proxy statement with respect to the Delwinds stockholder meeting to vote on the proposed transaction.

The registration statement will contain important information about the proposed business combination and related matters. Hosting today’s call from Delwinds is Andrew J. Poole, Chairman and Chief Executive Officer; and from FOXO, Jon Sabes, Founder and CEO.

I will now turn the call over to Andrew J. Poole.

Andrew J. Poole

Thank you operator and welcome everyone to the FOXO-Delwinds conference call. My name is Andrew Poole, the Chairman and CEO of Delwinds. I am a two-time SPAC Sponsor and previous buyside cross capital structure investor, where I focused for over a decade, in part, on identifying, analyzing and valuing publicly-traded insurance and insurance related companies.

When I launched Delwinds, our vision was to assemble a collective of talent around identifying, executing and enhancing market receptive opportunities in the insurance and technology space. Our immediate focus was on those companies leading innovation in their respective markets and partnering with thought leaders utilizing technology to enhance their operational goals. Our work with FOXO over the past 8 months validates the vision we had set with our uniquely qualified team. We are a group of operators (including decades of S&P 500 and Russell 2000 C-Suite experience) with prior SPAC experience, a meaningful value creation playbook and access to transaction capital. My last SPAC transaction was the closing of the Tiberius/IGIC business combination in March 2020 and, in my view, by all measures that transaction has far exceeded initial guidance provided at announcement and close. I have not sold a share of IGIC stock, remain on the board of directors, have never been more bullish about their future prospects and intend to remain an IGIC partner and continue to add value over the long term. It is with these same intentions that we start our journey today with FOXO Technologies.

Today, we are here to talk about FOXO. I am excited to share with you details about the signing of a definitive business combination agreement to facilitate the NYSE public listing of FOXO Technologies. Delwinds raised approximately $201 million in December 2020 in our initial public offering, which is in trust. The proposed transaction with FOXO values the business at an estimated pre-money enterprise valuate of $369 million, inclusive of a management earnout. Concurrent with the closing, existing FOXO management will enter into long-term employment contracts. Upon closing, we expect to have a market cap of approximately $563 million, assuming no redemptions by Delwinds’ public stockholders. After the Closing, FOXO stockholders are expected to hold a majority of the combined company’s shares, on a fully diluted basis (including shares issuable to FOXO convertible security holders, including the FOXO security holders that have recently entered into new convertible debenture agreements with FOXO). As part of the transaction, FOXO’s CEO, who holds 10:1 supervoting shares, will be issued as newly-created Class V common stock of the combined company, with equivalent super voting rights. Assuming no redemptions by Delwinds public stockholders, the transaction is expected to result in total gross cash proceeds to FOXO from the recent convertible debt and the proceeds from the transaction with Delwinds, assuming no redemptions by public stockholders, of up to $224mm. Gray & Company, Inc., as well as myself, have committed to invest an additional $10 million, subject to adjustment, dependent upon the number of stockholder redemptions at Closing, and an affiliate of Cantor Fitzgerald is providing a committed equity facility that can be drawn at the option of FOXO. The transaction agreement does not include a minimum cash condition to the closing. This information can be found in slide 36 of the announcement presentation and we encourage you to read more about these details in the forthcoming investor presentation. We look forward to closing this transaction in Q2 2022 and getting to work as quickly as possible on behalf of shareholders and warrantholders.

With that being said, let me turn it over to Jon Sabes, Founder and CEO of FOXO Technologies to tell you about his transformational company and the exciting things ahead for shareholders and customers.

Jon Sabes

Business Overview (Jon Sabes, Chief Executive Officer, FOXO Technologies Inc.)

Thank you, Andrew. Today’s announcement marks a pivotal moment in FOXO’s history as we progress towards making longevity science fundamental to the life insurance industry by simplifying the consumer underwriting journey and enhancing the core value proposition of the product itself.

Named after the FOXO3 longevity transcription factors known to connect aging to a wide range of human disease, our mission focuses on helping consumers live longer, healthier lives. We believe the best way to make healthy longevity more accessible to consumers is through life insurance – which seems obvious for an industry that has a financial motive for customers living longer and is in search of a way to find relevance and connection with consumers.

Accordingly, we are proud to announce this transaction, which we expect will:

●	accelerate FOXO’s build-out of a services platform enables life insurance carriers to engage with customers like never before with molecular health and wellness to provide additional value and drive sales;

●	this transaction enables FOXO to commercialize saliva-based underwriting technology in order to eliminate the single biggest pain-point (no pun intended) in the industry – the blood and urine specimen requirements of medical underwriting; and finally,

●	this transaction supports FOXO’s development of an MGA relationship with a national carrier to sell life insurance products powered by our saliva-based underwriting technology and healthy longevity focus through independent life insurance agents.

The FOXO team is extremely proud to lead an era that expands the promise of healthy longevity through advances in molecular biotechnology to the customers of life insurance.

Our journey to make longevity science fundamental to an industry begins with the discovery of the “epigenetic clock” by geneticist and biostatistician, Dr. Steve Horvath at UCLA. The epigenetic clock is a remarkable discovery that offers new insights into how we age and offers clues on how we might extend our longevity. Dr. Horvath discovered the epigenetic clock while researching the differences between himself and his genetically identical twin brother. You see, epigenetic science explores the differences in gene expression, rather than the differences in the genetic code. Epigenetics is the study of why genes turn on, or turn off, are amplified, or muted. Epigenetics studies the epigenome, which is a biological region above our DNA, where chemical modifications, called methylation take place and trigger gene expression. Epigenetics is one of the keys to explaining how the genetic code we are born with relates to the person we are today.

We all know that our biology changes over time and is highly influenced by the lifestyle choices we make, such as smoking tobacco, exercising, and diet. We also know that as we age, these choices, can and do, have a compounding effect on our overall mortality. Measuring how fast we are aging, relative to our chronological age, is exactly what Dr. Horvath’s epigenetic clock looks to measure. And since our epigenome is constantly changing, unlike our DNA which is fixed at birth, we can begin to better understand how we have the power to make positive changes that directly improve our longevity. This is good news, not only for consumers, but also for life insurance companies, and why we have trademarked “Life Insurance Designed to Keep you Alive.”™

We are living at a moment where molecular biotechnology has reached a critical point in its development and is rapidly advancing due to the fact that:

-	Today a human genome can be sequenced to produce troves of biological information for under a $1,000, the same activity that cost $3B twenty years ago; and

-	Now scientists also have access to AI and machine learning tools that enable them to analyze this genetic and epigenetic information to find new and exciting answers to how our biology functions.

These scientific advances are leading to what some call the ‘Biological Century’ – which is an exciting new era of precision diagnostic and therapeutic medicine – and along with it – extended longevity. This is an important fact to understand as it’s foundational to FOXO’s business and the opportunity at hand. FOXO is applying these advances to lead in the commercialization of proprietary technology called epigenetic biomarkers. Epigenetic biomarkers can best be understood as patterns of DNA methylation occurring along the epigenome that correlate to specific measures of health, wellness, and aging. Our process to create epigenetic biomarkers involves using micro-array technology to gather methylation data at over 800,000 locations along the epigenome. And then, we apply automated machine learning and bioinformatic tools to identify specific patterns of DNA methylation that correlate to our target measures we seek to identify.

In some ways, we view ourselves like Ring Technologies, the popular home security company that paired good old doorbells with modern wireless camera technology. In FOXO’s case, we are pairing good old life insurance with modern molecular biotechnology.  What differentiates us is the fact that we are creating proprietary biomarker technology, and this gives us a deep competitive advantage. In sum, FOXO represents a relatively straight forward application of the recent scientific advances responsible for creating the Biological Century in what we consider to be a most exciting commercial use case.

To fully appreciate our use case – you need to understand a few things about the life insurance industry and how we expect our technology and business to unfold:

●	First, let’s go back to my pun – about the single biggest pain-point in the industry – which is the requirement of customers to provide blood and urine specimens to purchase life insurance. This is an incredibly invasive and outdated protocol, especially if you can get the similar insights from saliva. FOXO’s core technology, for which we have applied for broad patent protection, is the discovery, creation and application of saliva-based epigenetic biomarkers for underwriting risk classification. You can think of our approach as using an electron microscope, rather than a traditional microscope, to look for and answer the very same questions required of underwriting – we are just looking smaller, much smaller, at the molecular parts of biology with advanced technologies. Accordingly, our focus and business plan involves a series of practical and tactical steps to make our saliva-based underwriting the de-facto gold standard of the industry.

●	The second point I would like to make about the life insurance industry is the fact that carriers are looking for new ways to connect and offer greater levels of personalization to their customers. There is a well know phrase in the industry that “Death is not what it used to be” and consumers no longer have the same interest in life insurance that they once did. Our services platform will enable carriers to engage and connect with their customers like never before through molecular health and wellness. Our mission is to make healthy longevity accessible to all – which we believe should be fundamental to the promise of every life insurance policy sold.

●	This brings me to my third and final point about the life insurance industry and our commercial use case – and that is the fact that independent agents dominate the sales of life insurance. We know from experience that agents are desperate for an easier way to sell life insurance and are looking for something different to offer their customers.

And so to formally get FOXO into business and continue building out our technology stack we are launching the FOXO LIFE insurance company. The FOXO LIFE insurance company serves as the work-bench for integrating epigenetic biomarkers into accelerated underwriting. FOXO LIFE will use an accelerated underwriting engine called Velogica which is provided through our reinsurer, SCOR. Soon after the close of this transaction, consumers will be able to purchase FOXO LIFE in a single seamless web session and receive a FOXO Longevity Report™ that provides a personalized look into individual rates of biological aging. This report is unique within the industry and consistent with consumer’s growing interest to know more about their own health and wellness, a trend seen across industries.

Following the launch of FOXO LIFE, our plans call for quickly expanding through a managing general agency (MGA) relationship with a national carrier to sell FOXO powered life insurance products through independent insurance agents. We have always said that FOXO is built by agents, for agents – meaning we think about how our solutions meet the needs of agents first – and then we solve for product market fit. Our MGA model calls for bringing saliva-based underwriting and healthy longevity to market with a carrier who has both the balance sheet and products to support a national sales rollout. Our market experience gives us the confidence to know that products using saliva-based underwriting will be a hands-down favorite among independent agents who collectively sell 49% of all life insurance premiums in the United Sates. And once in market, we believe other carriers will be compelled to follow suit in adopting our saliva-based underwriting for fear of anti-selection because they lack competitive underwriting information, or lose sales because their products still require invasive blood and urine specimens. Once again, our goal is to make our underwriting technology the de-facto gold standard of the industry.

We believe FOXO offers an incredible opportunity for carriers, agents and consumers alike – one that simplifies the underwriting journey and provides tangible benefits to insured customers. So, as we get into business with FOXO LIFE, which again serves as the work-bench of our MGA and services business, we expect our earnings to be driven by fee-based income streams that include MGA commissions and service fees paid by carriers for using our consumer engagement and underwriting technology. And as we gain market adoption and our business reaches a steady-state which we expect by 2025, we anticipate 80% of our EBITDA will come from technology service fees, 18% from MGA commissions, and the remaining 2% from FOXO LIFE premiums and research services.

Scale is the key driver of our earnings growth and therefore we expect our earnings to accelerate as we initiate and grow our MGA business within agent distribution. And as we launch our saliva-based underwriting services, we expect it to follow a similar path of other underwriting innovations – such as when smoking/non-smoking tables were adopted, or when blood specimens were required because of the HIV/AIDs pandemic, or more recently when prescription pharmacy records became widely available. Changes in life insurance underwriting do not happen often, but when they do, the change can be both fast and pervasive. FOXO’s business plan reflects our expectation that our underwriting technology will follow a similar path.

In conclusion, FOXO is modernizing life insurance by making longevity science fundamental to the industry – and we are doing so when consumer interest is at an all-time high due the recent pandemic. In our view, which is shared by many, the life insurance industry is ripe for disruption and thus the market opportunity and application of our technology is vast.

I know I speak on behalf of the entire FOXO team when I say I am very excited for what the future holds for our business, and we are grateful for your interest and support as we earn your confidence as public company. And now, I’ll turn it back over the Andrew to spend some time on valuation before we wrap up

Andrew J. Poole

Thank you, Jon. FOXO is a transformational company and therefore there is no perfect valuation comp. Presented on slide 38 are three different categories of public companies that can be regarded as comparables relative to certain aspects of FOXO’s business: diagnostics biotech, Insurtech and High Growth Insurance Distribution. Shown on Slide 37 is an implied valuation discounted back to today using a 50% discount rate. Our estimated transaction enterprise value is at a 41% discount to this method. We encourage you to review, in detail, slides 37-39 in the investor presentation for more details on the valuation methodology presented in the slides. As a reminder, the overwhelming majority of future FOXO’s plan for revenue and profitability will be service based and will not depend on a specific balance sheet.

With that being said, we look forward to closing this transaction expeditiously and partnering with FOXO on their new underwriting technology that aims to provide policyholders immediate value beyond mortality coverage alongside enabling, fostering and commercializing health span for all.

Operator

Thank you. This concludes today’s conference call. You may now disconnect.

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